Exhibit 99.(a)(1)(I)

LETTER TO PARTICIPANTS IN THE
ESURANCE INSURANCE SERVICES, INC. 401(k) PLAN

August 23, 2011

Dear Plan Participant:

White Mountains Insurance Group, Ltd., a company organized under the laws of Bermuda (the “Company”), is offering to purchase up to 300,000 of its Common Shares, par value $1.00 per share (the “Shares”), at a purchase price not greater than $435 or less than $385 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal which together, as they may be supplemented from time to time, constitute the “Offer”), including the proration provisions described therein.  The Company will select the lowest price per Share (in multiples of $1.00) (the “Purchase Price”) that will allow the Company to purchase 300,000 Shares or, if a lesser number is properly tendered, all Shares that are properly tendered and not properly withdrawn.  All Shares acquired in the Offer will be acquired at the same price regardless of whether the shareholder tendered at a lower price.  However, because of the proration and “odd lot” priority provisions described in this Offer to Purchase, fewer than all of the Shares tendered at or below the Purchase Price may be purchased if more than the number of Shares the Company seeks are properly tendered.  Shares tendered but not purchased in the Offer will be returned to the tendering shareholders at the Company’s expense promptly after the expiration of the Offer.

A copy of each of the Offer to Purchase, the 401(k) Plan Participant Q&A, the 401(k) Plan Participant Election Form (the “Election Form”) and the 401(k) Plan Participant Notice of Withdrawal (the “Notice of Withdrawal”) is enclosed with this letter. You are urged to examine the Offer carefully.

As a participant in the Esurance Insurance Services, Inc. 401(k) Plan (the “Plan”), you have the right to instruct Wilmington Trust Retirement and Institutional Services Company (“WTRISC”), the Directed Trustee of the Plan (the “Trustee”) via communication with Computershare Trust Company, N.A., as agent (the “Agent”) for the benefit of the Plan, as to whether to tender any Shares allocated to your Plan account (“Plan Shares”). If, after reading the enclosed materials, you want to tender your Plan Shares, you must follow the instructions contained in this letter and fill out and sign the Election Form enclosed, and mail the form in the enclosed postage-paid pre-addressed envelope to the Agent in connection with the Offer. If you do not wish to use the enclosed envelope, you may also send your Election Form by (i) facsimile to (866) 263-8381, which is highly encouraged, or (ii) express or overnight delivery to the Agent at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, 250 Royall Street, Suite V, Canton, Massachusetts 02021, or by first-class, registered or certified mail to the Agent at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, PO Box 43011, Providence, Rhode Island 02940-3011.

TO ENSURE THAT YOUR ELECTION FORM IS RECEIVED IN A TIMELY MANNER, YOU ARE STRONGLY ENCOURAGED TO SEND IT BY FACSIMILE TO THE AGENT AT (866) 263-8381.  THIS FAX NUMBER IS ONLY VALID FOR PLAN SHARES. IF YOU HOLD SHARES OUTSIDE OF THE PLAN AND ATTEMPT TO TENDER THE SHARES HELD OUTSIDE OF THE PLAN THROUGH THIS FACSIMILE NUMBER,  THOSE TENDER INSTRUCTIONS WILL NOT BE VALID.

NONE OF THE TRUSTEE, THE AGENT, THE COMPANY, ESURANCE INSURANCE SERVICES, INC. (THE “PLAN SPONSOR”), THE COMPANY’S BOARD OF DIRECTORS, COMPUTERSHARE TRUST COMPANY, N.A., WHICH IS ACTING AS THE DEPOSITARY (IN SUCH CAPACITY, THE “DEPOSITARY”), BARCLAYS CAPITAL INC. (“BARCLAYS CAPITAL”), WHICH IS SERVING AS LEAD DEALER MANAGER, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND HSBC SECURITIES (USA) INC., WHICH ARE SERVING AS CO-DEALER MANAGERS OR D.F. KING & CO., INC., WHICH IS ACTING AS THE INFORMATION AGENT (THE “INFORMATION AGENT”), MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR PLAN SHARES OR AS TO THE PRICE(S) AT WHICH YOU SHOULD TENDER YOUR PLAN SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR PLAN SHARES AND, IF SO, HOW MANY PLAN SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR PLAN SHARES.

If you elect to tender Plan Shares and such Plan Shares are accepted in the Offer, any proceeds received in respect of such Plan Shares will remain in the Plan.  If investment instructions directing the investment of any tender proceeds are not received prior to the receipt of the proceeds by the Plan, any proceeds received with respect to such shares will be invested in the BlackRock Global Allocation Fund.  However, you may elect to redirect the proceeds to any other investment fund under the Plan that is open for new investments at any time once the proceeds have been allocated to your account under the Plan.

YOU MUST DIRECT THE TRUSTEE, VIA COMMUNICATION WITH THE AGENT, IF YOU WANT TO TENDER YOUR PLAN SHARES AND, IF YOU DIRECT THE TRUSTEE TO TENDER YOUR PLAN SHARES, YOU MUST INDICATE AT WHICH PRICE(S) YOU WANT THE TRUSTEE TO TENDER THEM. THE TRUSTEE WILL TENDER YOUR PLAN SHARES ONLY IF SPECIFICALLY INSTRUCTED TO DO SO.

IF YOU DO NOT RESPOND USING THE ENCLOSED ELECTION FORM, YOU WILL BE DEEMED TO HAVE INSTRUCTED THE TRUSTEE NOT TO TENDER ANY OF YOUR PLAN SHARES UNDER THE OFFER, AND YOUR PLAN SHARES WILL REMAIN IN YOUR PLAN ACCOUNT.

If you are also a direct shareholder of the Company, you will receive under separate cover another copy (or copies) of the Offer documents which can be used to tender your directly held Shares if you choose to do so. Instructions with respect to tendering your directly held Shares will be set forth in those materials. Those Offer documents may not be used to direct the Trustee to tender or not to tender the Plan Shares allocable to your individual account under the Plan.

The Trustee has the sole authority under the Plan, and as directed by an authorized party, to tender Plan Shares as described herein. However, under the terms of the Plan, each participant or beneficiary, including you, is designated a “named fiduciary” for purposes of making a decision as to whether to instruct the Trustee to offer the Plan Shares allocated to your account under the Plan for sale in accordance with the terms of the Offer. Because you are designated a “named fiduciary” for tender offer purposes under the Plan, the Trustee is required to follow your validly delivered instructions to the Agent, provided they are in accordance with the terms of the Plan and are not inconsistent with the Trustee’s responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Fiduciaries under ERISA (including persons designated “named fiduciaries”) are required to act prudently, solely in the interests of the Plan participants and beneficiaries, and for the exclusive purpose of providing benefits to Plan participants and beneficiaries. As a “named fiduciary” you are entitled to instruct the Trustee whether to tender all or a portion of the Plan Shares allocated to your account in the Plan as of the expiration date of the Offer. Unless required by law, the Trustee may not and will not exercise its own discretion as to whether to tender Plan Shares for which no instructions are received.

Please note that the Plan is prohibited by law from selling Plan Shares to the Company for a price that is less than the prevailing market price of the Company’s common stock. Accordingly, if you elect to tender Plan Shares at a price that is lower than the closing price of the Company’s common stock on the date the Offer expires, the tender price you elect will be deemed to have been increased to the closest tender price that is not less than the closing price of the Company’s common stock on the New York Stock Exchange on the date the Offer expires. This adjustment could result in none of your Plan Shares being accepted for purchase by the Company. Similarly, if you elect to maximize the chance of having the Company purchase Plan Shares by instructing the Trustee to tender by writing a percentage on the “% at TBD” line on the Election Form and the closing price of the Company’s common stock on the New York Stock Exchange on the date the Offer expires is within the range of prices set forth on the Election Form, the tender price you elect will be deemed to have been increased to the closest tender price that is not less than the closing price of the Company’s common stock on the New York Stock Exchange on the date the Offer expires. If the closing price of the Company’s common stock on the date the Offer expires is greater than the maximum price available in the Offer, none of the Plan Shares will be tendered and your tender instruction will be deemed to have been withdrawn.

If valid instructions to tender Plan Shares are not received by 5:00 p.m., New York City time, on September 9, 2011, the Plan Shares allocated to your Plan account will not be tendered unless the Company extends the Offer, in which case your instructions must be received by 5:00 p.m., New York City time, on the date that is four (4) business days before the new expiration date. PLEASE NOTE THAT YOUR INSTRUCTIONS AS TO WHETHER OR NOT TO TENDER WILL BE KEPT CONFIDENTIAL FROM THE COMPANY AND THE PLAN SPONSOR.

YOU ALSO MAY REQUEST THAT THE TRUSTEE WITHDRAW ANY TENDER INSTRUCTION YOU HAVE PREVIOUSLY SUBMITTED, AS LONG AS YOU DO SO PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 2011, BY DELIVERING THE NOTICE OF WITHDRAWAL TO THE AGENT. THE NOTICE OF WITHDRAWAL CANNOT BE SENT BY FACSIMILE. ANY NOTICE OF WITHDRAWAL THAT IS SENT BY FACSIMILE TO THE AGENT WILL NOT BE CONSIDERED VALID. IF YOU DO NOT HAVE A COPY OF THE NOTICE OF WITHDRAWAL, YOU MAY ALSO GIVE YOUR WITHDRAWAL INSTRUCTIONS (WHICH MUST CONTAIN THE INFORMATION SET FORTH BELOW) BY LETTER TO THE AGENT. IF THE OFFER IS EXTENDED AND YOU WISH TO WITHDRAW YOUR PREVIOUSLY SUBMITTED TENDER INSTRUCTION, THEN YOU MUST ENSURE THAT THE AGENT RECEIVES YOUR NOTICE OF WITHDRAWAL BY 5:00 P.M., NEW YORK CITY TIME, ON THE DATE THAT IS FOUR (4) BUSINESS DAYS BEFORE THE NEW EXPIRATION DATE. THE NOTICE OF WITHDRAWAL OR OTHER WITHDRAWAL NOTICE SENT TO THE AGENT MUST: (I) SPECIFY THE NAME OF THE PARTICIPANT OR BENEFICIARY WHO HAS MADE THE INSTRUCTION THAT IS BEING WITHDRAWN AND THE PARTICIPANT’S OR BENEFICIARY’S SOCIAL SECURITY NUMBER AND (II) BE SIGNED BY THE PARTICIPANT OR BENEFICIARY WHO SIGNED THE ELECTION FORM.

If you wish to withdraw any tender instructions for Plan Shares, you must withdraw the tender instructions for all Plan Shares that have been submitted into the Offer.  You may instruct the Trustee to re-tender any or all of these Plan Shares into the Offer by submitting a new Election Form by mail or facsimile to the Agent.

If you choose to instruct the Trustee to tender your Plan Shares, certain transactions involving the Plan, including all withdrawals, distributions and transfers, will be prohibited until the earlier of such time as: (i) you revoke your tender instructions in writing, (ii) the Offer is terminated and all Plan Shares are returned to the Trustee or (iii) the Offer is consummated and the Plan Shares are purchased by the Company.  These restrictions on transactions will apply only to Plan Shares tendered into the Offer and will not apply to any Plan Shares not tendered into the Offer.  In the event that the Offer is extended, the restrictions on transactions involving the Plan will continue until the consummation or expiration of the Offer, as extended.  You can call D.F. King & Co., Inc., the Information Agent for the Offer, toll-free, at (800) 967-4607 or, collect, at  (212) 269-5550 to obtain updated information on expiration dates, deadlines and Plan restrictions.

For any Plan Shares that are tendered and purchased by the Company, the Company will pay cash to the Plan. Individual participants in the Plan will not, however,

receive any cash tender proceeds directly. All such proceeds will remain in the Plan and may be withdrawn only in accordance with the terms of the Plan.

If you have any questions about the Offer, you should contact D.F. King & Co., Inc., the Information Agent for the Offer, toll-free, at (800) 967-4607 or, collect, at  (212) 269-5550. Additionally, all tender offer materials are available online at www.sec.gov. If you have questions about your Plan account or questions about how to provide tender instructions to the Plan’s participant service center at (888) 401-5488, select option 2 to speak to a client service representative.

Esurance Insurance Services, Inc.

QUESTIONS AND ANSWERS WITH RESPECT TO
TENDER RIGHTS OF PARTICIPANTS IN
THE ESURANCE INSURANCE SERVICES, INC. 401(k) PLAN

DESCRIPTION OF THE OFFER

1.              What is the Offer?

White Mountains Insurance Group, Ltd., a company organized under the laws of Bermuda (the “Company”), is offering to purchase up to 300,000 of its Common Shares, par value $1.00 per share (the “Shares”), at a purchase price not greater than $435 or less than $385 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (which together, as they may be supplemented from time to time, constitute the “Offer”), including the proration provisions described therein.  The Company will select the lowest price per Share (in multiples of $1.00) (the “Purchase Price”) that will allow the Company to purchase 300,000 Shares or, if a lesser number is properly tendered, all Shares that are properly tendered and not properly withdrawn.  All Shares acquired in the Offer will be acquired at the same price regardless of whether the shareholder tendered at a lower price.  However, because of the proration and “odd lot” priority provisions described in this Offer to Purchase, fewer than all of the Shares tendered at or below the Purchase Price may be purchased if more than the number of Shares the Company seeks are properly tendered.  Shares tendered but not purchased in the Offer will be returned to the tendering shareholders at the Company’s expense promptly after the expiration of the Offer.

Participants in the Esurance Insurance Services, Inc. 401(k) Plan (the “Plan”) who have equivalent Shares allocated to their Plan accounts (such Shares are referred to in this Q&A as “Plan Shares”) may tender these Plan Shares by filling out and signing the Election Form enclosed, and mailing the form in the enclosed postage-paid pre-addressed envelope to Computershare Trust Company, N.A., as agent (the “Agent”) for the benefit of Wilmington Trust Retirement and Institutional Services Company (“WTRISC”) (the “Trustee”).  If you do not wish to use the enclosed envelope, you may also send your Election Form by (i) facsimile to (866) 263-8381 or (ii) express or overnight delivery to the Agent at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, 250 Royall Street, Suite V, Canton, Massachusetts 02021, or by first-class, registered or certified mail to the Agent at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, PO Box 43011, Providence, Rhode Island 02940-3011.

YOU SHOULD MAIL OR FACSIMILE YOUR COMPLETED ELECTION FORM TO THE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 2011, OR, IF THE OFFER IS EXTENDED, BY 5:00 P.M., NEW YORK CITY TIME, ON THE DATE THAT IS FOUR (4) BUSINESS DAYS BEFORE THE NEW EXPIRATION DATE.  TO ENSURE THAT YOUR ELECTION FORM IS RECEIVED IN A TIMELY MANNER, YOU ARE

STRONGLY ENCOURAGED TO SEND IT BY FACSIMILE TO THE AGENT AT (866) 263-8381.

After the Offer expires, the Company will look at the prices chosen by shareholders for all Shares properly tendered and not withdrawn. The Company will then select the lowest Purchase Price (in multiples of $1.00) within the price range specified above that will allow the Company to purchase up to 300,000 Shares, or a lower amount depending on the number of Shares properly tendered and not withdrawn. All Shares that the Company acquires in the Offer will be acquired at the same Purchase Price regardless of whether the shareholder tendered at a lower price. The Company will purchase only Shares tendered at prices at or below the Purchase Price it determines. However, because of the odd-lot priority, proration and conditional tender provisions described in the Offer to Purchase, the Company may not purchase all of the Shares tendered at or below the Purchase Price if, based on the Purchase Price it determines, more than 300,000 Shares are properly tendered and not withdrawn. Shares tendered but not purchased in the Offer will be returned to the tendering shareholders at the Company’s expense promptly after the expiration of the Offer. See Section 2 of the Offer to Purchase.

In the event that more than 300,000 Shares are tendered in the Offer, the Company may exercise its right to amend the Offer to purchase up to an additional 2% of our outstanding Shares without extending the expiration date.  The Company also expressly reserves the right, in its sole discretion, to purchase additional Shares, subject to applicable law.

If more than 300,000 Shares (or such greater number of Shares as we may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, the Company will purchase Shares in the following order of priority:

•                  First, the Company will purchase all “odd lots” of less than 100 Shares at the Purchase Price from shareholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the expiration date; and

•                  Second, after purchasing all the “odd lots” that were properly tendered at or below the Purchase Price, the Company will purchase Shares at the Purchase Price from all other holders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the expiration date, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until we have acquired the number of Shares that we have offered to purchase.

Therefore, the Company may not purchase all the Shares that you tender even if you tender them at or below the Purchase Price.

THE TERMS AND CONDITIONS OF THE OFFER ARE FULLY DESCRIBED IN THE ENCLOSED OFFER TO PURCHASE. PLEASE READ THE OFFER TO PURCHASE CAREFULLY.

2.  What are my rights under the Offer?

The Plan records indicate that Plan Shares are allocated to your account. You may tender some or all of these Shares. Because the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), requires that all Plan assets in most circumstances be held in trust, all of these Plan Shares are registered in the name of WTRISC. Consequently, the Trustee will actually tender your Plan Shares by aggregating all Plan participant instructions and completing the required letter of transmittal for all Plan participants, but only in accordance with your instructions as well as those of the other Plan participants.

YOU MUST DIRECT THE TRUSTEE IF YOU WANT TO TENDER YOUR PLAN SHARES AND, IF YOU DIRECT THE TRUSTEE TO TENDER YOUR PLAN SHARES, YOU MUST INDICATE AT WHICH PRICE(S) YOU WANT THE TRUSTEE TO TENDER THEM. THE TRUSTEE WILL TENDER YOUR PLAN SHARES ONLY IF SPECIFICALLY INSTRUCTED TO DO SO. IF YOU DO NOT RESPOND USING THE ENCLOSED ELECTION FORM, YOU WILL BE DEEMED TO HAVE INSTRUCTED THE TRUSTEE NOT TO TENDER ANY OF YOUR PLAN SHARES UNDER THE OFFER, AND YOUR PLAN SHARES WILL REMAIN IN YOUR PLAN ACCOUNT.

The Agent is acting on behalf of the Trustee in connection with the Offer.

Plan Shares will not qualify for the “odd lot” preference described above and may not be conditionally tendered.  See Section 1 of the Offer to Purchase for a description of the “odd lot” preference.

3.              Which documents did I receive in the Offer materials and what is the purpose of each document?

The following materials are enclosed in this mailing:

(a)          Letter from the Plan Sponsor.  This letter gives you details for participating in the Offer with respect to the Plan Shares in your Plan account.

(b)         Offer to Purchase dated August 18, 2011.  This document describes all of the terms and conditions of the Offer. Please read this document carefully.

(c)          Election Form.  You must complete, sign and mail this document to the Agent if you wish to direct the Trustee to tender some or all of your Plan Shares.  If your fully completed Election Form is not received by the Agent by 5:00 p.m., New York City time, on September 9, 2011, you will be deemed to have instructed the Trustee not to offer any of your Plan Shares for sale under the Offer. You must use the Election Form if you wish to direct a tender of your Plan Shares.

(d)         Reply Envelope.  A postage-paid pre-addressed envelope is provided for your convenience. If you decide to tender some or all of your Plan Shares, you may use this envelope to mail the completed Election Form to the Agent.

(e)          Notice of Withdrawal.  This form can be used to withdraw Plan Shares tendered into the Offer. See Q&A #11 below for additional information.

4.              How do I direct the Plan Trustee?

The only way to instruct the Trustee to tender your Plan Shares is by completing the Election Form as described, signing it and returning it to the Agent.

If you choose to mail your Election Form to the Agent, you may do this by using the postage-paid pre-addressed envelope provided for this purpose. Alternatively, you may send your Election Form by (i) facsimile to (866) 263-8381 or (ii) first-class, registered or certified mail or express or overnight delivery to the Agent.

The Agent must receive your Election Form before 5:00 p.m., New York City time, on September 9, 2011 (unless the Offer is extended, in which case such Election Form must be received by no later than 5:00 p.m., New York City time, on the date that is four (4) business days before the new expiration date). If you send the Agent the Election Form, you must sign and complete the Election Form for your tender instruction to be valid.

To validly direct the Trustee to Tender Plan Shares on your behalf by mailing the Election Form, you must:

(a)          Instructions.  Read carefully and follow exactly the instructions in (i) the Letter from the Trustee and (ii) the Election Form. These documents will tell you how to direct the Trustee regarding your Plan Shares.

(b)         Election Form.  Complete the enclosed Election Form.

(c)          Shares.  Designate on the Election Form the percentage of your Plan Shares you wish to be tendered.  You may obtain information about the number of Shares allocated to your account by calling the Plan’s participant service center at (888) 401-5488, select option 2 to speak to a client service representative.

(d)         Price.  Designate on the Election Form the price or prices at which you are willing to tender your Plan Shares. In the alternative, you may maximize the chance of the Company purchasing the Plan Shares you tender by electing to accept whatever price the Company determines as the Offer Purchase Price pursuant to the Offer terms and conditions. Please note that the latter action may result in your receiving a price as low as $385 per Share.

(e)          Signature.  You must SIGN the Election Form to complete your instruction. Unless you sign the Election Form, your direction cannot be honored, and the Election Form will be ineffective even if it is timely received by the Trustee.

(f)            Facsimile. You are highly encouraged to send your Election Form to the Agent by facsimile transmission to (866) 263-8381.

(g)         Mailing.  We have enclosed a postage-paid pre-addressed return envelope with your tender materials. You may use this postage-paid pre-addressed envelope to return your completed Election Form if you wish to have the Trustee tender your Plan Shares.  If you do not wish to use the enclosed envelope, you may also send your Election Form by first-class, registered or certified mail to the Agent at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, PO Box 43011, Providence, Rhode Island 02940-3011, or by express or overnight delivery to the Agent at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, 250 Royall Street, Suite V, Canton, Massachusetts 02021.

Please be precise in providing your instruction and please act promptly.

If you do not wish to tender any Plan Shares, take no action.

5.              How do I send instructions to the Agent?

To mail your Election Form to the Agent, please return your Election Form promptly, recognizing the slow delivery time inherent in the U.S. mail. You may mail your Election Form to the Agent in the postage-paid pre-addressed reply envelope that has been provided for this purpose. If you do not wish to use the enclosed envelope, you may also send your Election Form by (i) facsimile to (866) 263-8381 or (ii) first-class, registered or certified mail to the Agent at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, PO Box 43011, Providence, Rhode Island 02940-3011, or by express or overnight delivery to the Agent at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, 250 Royall Street, Suite V, Canton, Massachusetts 02021. Do not deliver your instructions to your Human Resources Department or to your benefits administrator.

6.              Must I provide directions to the Trustee?

You must respond to the Agent only if you wish the Trustee to tender any of your Plan Shares. If you do not wish to tender any of your Plan Shares, do nothing.  If you do nothing, you will be deemed to have instructed the Trustee not to tender any of the Plan Shares held for your benefit. A failure to respond to this tender offer will be deemed as an instruction not to tender your Plan Shares.

7.              How many Plan Shares may I tender and how do I learn the number of Plan Shares held for my benefit in the Plan?

You may tender a whole percentage (up to 100%) of the Plan Shares allocated to your Plan account as of the expiration date of the Offer, currently scheduled to occur on September 15, 2011 (unless it is extended). The approximate number of Plan Shares held in your Plan account is calculated by dividing the value of your Plan account allocated to the Company Stock Account under the Plan by the New York Stock Exchange closing price of the Company’s common shares on a particular day. You may obtain information about the number of Plan Shares allocated to your Plan account by contacting the Plan’s participant service center at (888) 401-5488, select option 2 to speak to a client service representative.

If you wish to tender portions of your Plan Shares at different prices, you must identify the whole percentage of your Plan Shares you wish to tender at each specific price at which you wish to instruct the Trustee to tender your Plan Shares.

8.              Why must I direct the tender of Plan Shares allocated to my Plan account by whole percentage, rather than designating a set number of Plan Shares?

A whole percentage designation allows the Trustee to take into account transactions involving Plan Shares that might be effected after you complete and send your Election Form to the Agent, such as additional contributions to investment funds under the Plan that are open for new investments, exchanges or distributions of Plan Shares. The percentage designation allows the Trustee to tender your Plan Shares based on the actual number of Shares in your Plan account as of the date of such tender.

9.              What if I have Shares in my Plan account and hold Shares outside of the Plan?

If you have Shares in the Plan and also own other Shares (either in your possession or held by a bank or brokerage firm, or otherwise) outside of the Plan, you will receive two or more sets of Offer materials. You should be careful to follow the different instructions that apply to tendering each kind of Shares.

10.       Who will know whether I tendered my Plan Shares?

Your directions to the Agent for the benefit of the Trustee will be kept confidential. No employee, officer or director of the Company will learn of your instruction unless such disclosure is required by law.

11.       Can I change my mind and direct the Trustee to withdraw Plan Shares that I previously directed the Trustee to tender?

Yes, but only if you perform all of the following steps:

(a)          The Notice of Withdrawal cannot be sent by facsimile. Any Notice of Withdrawal that is sent by facsimile to the Agent will not be considered valid;

(b)         You must send a completed and signed copy of the enclosed Notice of Withdrawal or other withdrawal notice to the Agent.  You may submit a Notice of Withdrawal or other withdrawal notification by first-class, registered or certified mail to the Agent at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, PO Box 43011, Providence, Rhode Island 02940-3011, or by express or overnight delivery to the Agent at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, 250 Royall Street, Suite V, Canton, Massachusetts 02021;

(c)          The Notice of Withdrawal or other withdrawal notice must set forth your name and social security number and it must state that you are directing the Trustee to withdraw all Plan Shares that you previously directed the Trustee to tender on your behalf; and

(d)         The Agent must receive the Notice of Withdrawal or other withdrawal notice before 5:00 p.m., New York City time, on September 9, 2011 (unless the Offer is extended, in which case such notice must be received by no later than 5:00 p.m., New York City time, on the date that is four (4) business days before the new expiration date).

If you wish to withdraw any tender instructions for Plan Shares with respect to the Offer, you must withdraw the tender instructions for all Plan Shares that have been submitted into the Offer.  You may instruct the Trustee to re-tender any or all of these Plan Shares into the Offer by submitting a new Election Form by mail or facsimile to the Agent.

12.       Can I direct the Trustee to re-tender my Plan Shares?

Yes. If, after directing the Trustee to withdraw your previously tendered Plan Shares, you wish to direct the Trustee to re-tender your Plan Shares (or any portion thereof), you must either submit your new tender instructions to the Agent by 5:00 p.m., New York City time, on September 9, 2011 (unless the Offer is extended, in which case the deadline for receipt of your Election Form will be extended until 5:00 p.m., New York City time, on the date that is four (4) business days before the new expiration date). You may request additional copies of the Election Form by calling D.F. King & Co., Inc., the Information Agent for the Offer, toll-free, at (800) 967-4607 or, collect, at  (212) 269-5550.

13.       Will the Company purchase all Plan Shares that I direct the Trustee to tender?

The answer to this question depends on the total number of Shares validly tendered (and not validly withdrawn) by all tendering shareholders at or below the Purchase Price, and the price or prices at which you direct the Trustee to tender your Shares. If you tender your Plan Shares at a price above the Purchase Price determined by the Company pursuant to the Offer terms and conditions, the Company will not purchase your Plan Shares. If you tender your Plan Shares at or below the Purchase Price, then the Company will purchase your Plan Shares subject to the proration provisions of the Offer. See Q&A #1 for a description of how the proration process works.

PLEASE NOTE THAT THE PLAN IS PROHIBITED BY LAW FROM SELLING PLAN SHARES TO THE COMPANY FOR A PRICE THAT IS LESS THAN THE PREVAILING MARKET PRICE OF THE COMPANY’S SHARES. ACCORDINGLY, IF YOU ELECT TO TENDER PLAN SHARES AT A PRICE THAT IS LOWER THAN THE CLOSING PRICE OF THE COMPANY’S SHARES ON THE DATE THE OFFER EXPIRES, THE TENDER PRICE YOU ELECT WILL BE DEEMED TO HAVE BEEN INCREASED TO THE CLOSEST

TENDER PRICE THAT IS NOT LESS THAN THE CLOSING PRICE OF THE COMPANY’S SHARES ON THE NEW YORK STOCK EXCHANGE ON THE DATE THE OFFER EXPIRES. THIS COULD RESULT IN NONE OF YOUR PLAN SHARES BEING ACCEPTED FOR PURCHASE BY THE COMPANY. SIMILARLY, IF YOU ELECT TO MAXIMIZE THE CHANCE OF HAVING THE COMPANY PURCHASE SHARES BY INSTRUCTING THE TRUSTEE TO TENDER BY CHECKING BOX 2 OF THE ELECTION FORM AND WRITING A PERCENTAGE ON THE “% AT TBD” LINE AND THE CLOSING PRICE OF THE COMPANY’S SHARES ON THE NEW YORK STOCK EXCHANGE ON THE DATE THE OFFER EXPIRES IS WITHIN THE RANGE OF PRICES SET FORTH ON THE ELECTION FORM, THE TENDER PRICE YOU ELECT WILL BE DEEMED TO HAVE BEEN INCREASED TO THE CLOSEST TENDER PRICE THAT IS NOT LESS THAN THE CLOSING PRICE OF THE COMPANY’S SHARES ON THE NEW YORK STOCK EXCHANGE ON THE DATE THE OFFER EXPIRES. IF THE CLOSING PRICE OF THE COMPANY’S SHARES ON THE DATE THE OFFER EXPIRES IS GREATER THAN THE MAXIMUM PRICE AVAILABLE IN THE OFFER, NONE OF THE PLAN SHARES WILL BE TENDERED AND YOUR TENDER WILL BE DEEMED TO HAVE BEEN WITHDRAWN.

Plan Shares held in your Plan account that are tendered but not purchased by the Company will remain in your Plan account as if nothing had happened, subject to the rules and provisions governing the Plan.

14.       What if I have questions about the Offer relating to the Plan?

If you have any questions about the Offer, please contact D.F. King & Co., the Information Agent for the Offer, at (800) 967-4607 (toll free) or, collect, at (212) 269-5550. Additionally, all tender offer materials are available online at www.sec.gov. If you have questions about your Plan account or questions about how to provide tender instructions to the Plan’s participant service center at (888) 401-5488, select option 2 to speak to a client service representative.

15.       How will I know if the Company has purchased my Plan Shares?

The purchase will be reflected in your Plan account as a transfer of the tendered Plan Shares, with the tender proceeds going into the BlackRock Global Allocation Fund. The tender proceeds will not be in your account until six (6) to ten (10) business days after the Offer expires. You will receive a confirmation statement in the mail five (5) to seven (7) business days after this exchange takes place in your Plan account. The statement you receive will set forth the number of Plan Shares purchased in the Offer, the price you received for those Shares and the market value of those Shares.

OPERATION OF THE PLAN DURING THE OFFER

16.       What happens to contributions to my Plan account that are made after September 9, 2011?

Contributions made to your Plan account after September 9, 2011 will be allocated as usual, in accordance with the sources of the contributions and, where applicable, your investment directions in effect at the time of your contribution, including any direction to invest such contributions in Plan Shares. Contributions will continue to be allocated during the Offer, and all of the Plan Shares in your Plan account on September 9, 2011 at 5:00 p.m., New York City time, will be subject to the Offer, unless the Offer is extended, in which case only the Plan Shares in your Plan account at 5:00 p.m., New York City time, on the date that is four (4) business days before the new expiration date will be subject to the Offer.

17.       How will my Plan account be affected by the Offer?

You will be temporarily unable to conduct certain Plan transactions involving Plan Shares in your Plan account that you have instructed the Trustee to tender in the Offer.

18.       What happens if I request a distribution, withdrawal or transfer following the announcement of the Offer, but before I instruct the Trustee to tender my Plan Shares?

Distributions and withdrawals from the Plan and transfers into or out of your Plan account will be processed in accordance with normal procedures except for Plan Shares that you have instructed the Trustee to tender into the Offer.

19.       Will I be taxed on any proceeds received in 2011 from the Shares that I tender from my Plan account?

No. Because tender proceeds received from Plan Shares will be received by and held in your Plan, they will not be subject to current income taxes.

REINVESTMENT OF OFFER PROCEEDS

20.       How will the Plan invest the proceeds received from the Plan Shares that are tendered?

If you have directed the Trustee to tender any Plan Shares held by the Trustee for your benefit, the tender proceeds will be transferred to BlackRock Global Allocation Fund six (6) to ten (10) business days after the Offer expires and the Shares are accepted for payment. Once the proceeds are in your account, you will be able to move such tender proceeds at your own discretion to other investment funds of your choosing within the Plan.

ELECTION FORM

Esurance Insurance Service, Inc. 401(k) Plan (the “Plan”)

Your election must be received no later than 5:00 p.m.,

New York City time, on September 9, 2011,

to be included in the tabulation, unless the Offer is extended.

In accordance with the White Mountains Insurance Group, Ltd. (the “Company”) Offer to Purchase dated August 18, 2011 (the “Offer to Purchase”), a copy of which I have received, I hereby instruct WTRISC (the “Trustee”) to tender or not to tender shares of the Company, par value $1.00 per share (the “Shares”), allocated to my Plan account (“Plan Shares”) prior to the Expiration Date (as defined in the Offer to Purchase), as follows:

1.               If you do NOT want to tender any of the shares of White Mountains common stock allocated to your account in the Plan, do NOT return this form.  If you do nothing, none of your shares will be tendered, unless otherwise required by law or the terms of the Plan.

2.               By writing a whole percentage of Plan Shares allocated to my Plan account in one or more of the spaces below, I elect to tender Plan Shares at the price(s) indicated. This action could result in none of the Plan Shares being purchased if the purchase price for the Plan Shares is less than the price(s) selected. If the purchase price for the Plan Shares is equal to or greater than the price(s) selected, then the Plan Shares purchased by the Company will be purchased at the purchase price indicated, subject to the terms of the Offer to Purchase. By writing a whole percentage on the “% at TBD” line, I WANT TO MAXIMIZE the chance of having the Company purchase all of the Plan Shares I have instructed the Trustee to tender. Accordingly, by writing a whole percentage on the “% at TBD” line, I am willing to accept the purchase price determined by the Company pursuant to the Offer (as defined in the Offer to Purchase). I understand that this action could result in my receiving a price per Share as low as $385.

Note: The sum of the whole percentages you write in must not exceed 100%. If the sum of all such whole percentages exceeds 100%, none of the Plan Shares allocated to your account will be tendered.

% at TBD	% at $402	% at $420
% at $385	% at $403	% at $421
% at $386	% at $404	% at $422
% at $387	% at $405	% at $423
% at $388	% at $406	% at $424
% at $389	% at $407	% at $425
% at $390	% at $408	% at $426
% at $391	% at $409	% at $427
% at $392	% at $410	% at $428
% at $393	% at $411	% at $429
% at $394	% at $412	% at $430
% at $395	% at $413	% at $431
% at $396	% at $414	% at $432
% at $397	% at $415	% at $433
% at $398	% at $416	% at $434
% at $399	% at $417	% at $435
% at $400	% at $418
% at $401	% at $419

VOLUNTARY CORPORATE ACTION COY: WTM ESURANCE 401(k) PLAN

You must direct the Trustee if you want to tender your Plan Shares and, if you direct the Trustee to tender your Plan Shares, you must indicate at which price(s) you want the Trustee to tender them. The Trustee will tender your Plan Shares only if the Trustee is specifically instructed to do so.

If you do not submit this Election Form to the Agent, who is acting on behalf of the Plan in connection with the Offer, you will be deemed to have instructed the Trustee not to tender any of your Plan Shares under the Offer, and your Plan Shares will remain in your Plan account.

If you submit more than one Election Form, the Trustee will rely on the last instructions received from you, via communication with the Agent.  The later set of instructions will revoke all prior instructions given to the Trustee with respect to this Offer.

Because you are designated a “named fiduciary” for tender offer purposes under your Plan account, the Trustee is required to follow your validly delivered instructions, provided they are in accordance with the terms of the Plan and are not inconsistent with the Trustee’s responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). By signing, dating and returning this instruction form, you accept this designation under the Plan as a “named fiduciary”, and that the adjustment to your instructions described below may be made by the Trustee.

The Plan is prohibited by law from selling your Plan Shares (as defined in the Plan Letter) to the Company for a price that is less than the prevailing market price of the Shares. Accordingly, if you elect to tender Plan Shares at a price that is lower than the closing price of the Shares on the date the Offer expires, the tender price you elected above will be deemed to have been increased to the closest tender price that is not less than the closing price of the Shares on the New York Stock Exchange on the date the Offer expires. This adjustment could result in none of your Plan Shares being accepted for purchase by the Company. Similarly, if you elect to maximize the chance of having the Company purchase your Plan Shares by completing the “% at TBD” line on the Election Form above and the closing price of the Shares on the New York Stock Exchange on the date the Offer expires is within the range of prices set forth on the Election Form, the tender price you elect will be deemed to have increased to the closest tender price that is not less than the closing price of the Shares on the date the Offer expires. If the closing price of the Company’s common stock on the date the Offer expires is greater than the maximum price available in the Offer, none of the Plan Shares will be tendered pursuant to your tender instruction above and your instruction will be deemed to have been withdrawn.

X
Signature

Print Name

Dated:
Incorrectly completed or unsigned forms will be discarded in the Offer.

Phone Number :
To be used in the event the Agent needs to contact you regarding your Election.

VOLUNTARY CORPORATE ACTION COY: WTM ESURANCE 401(k) PLAN

NOTICE OF WITHDRAWAL FROM THE TENDER OFFER

WHITE MOUNTAINS INSURANCE GROUP, LTD. TENDER OFFER

 FOR PARTICIPANTS IN ESURANCE INSURANCE SERVICES, INC.

401(K) PLAN

To:          Computershare Trust Company, N.A., Agent:

As a participant in the above-referenced Plan, I hereby instruct WTRISC, the trustee (the “Trustee”) of the Esurance Insurance Services, Inc. 401(k) Plan, which holds the common shares of White Mountains Insurance Group, Ltd., to withdraw from the Offer (as defined in the Offer to Purchase) all Plan Shares (as defined in the Letter from the Plan Sponsor to Participants in the Esurance Insurance Services, Inc. 401(k) Plan, dated August 23, 2011 (the “Letter”)) that I previously instructed the Trustee to tender on my behalf, pursuant to the Offer (as defined in the Letter).

Signature	Date

Please print name clearly	Social Security Number

Address:

Daytime Phone Number

DO NOT USE THIS FORM TO TENDER YOUR PLAN SHARES.

ONLY USE THIS FORM TO WITHDRAW YOUR PREVIOUS TENDER OF PLAN SHARES FROM THE OFFER.

Mail this withdrawal notice promptly to:

By First-Class, Registered or Certified Mail:	By Express or Overnight Delivery:

Computershare Trust Company, N.A., Depositary c/o Voluntary Corporate Actions PO Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A., Depositary c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, Massachusetts 02021

VOLUNTARY CORPORATE ACTION COY: WTM ESURANCE 401(k) PLAN